EXHIBIT 21.1

               List of Subsidiaries of TresCom International, Inc.


                  The  following  is  a  list  of  the  corporations   that  are
subsidiaries of TresCom International, Inc., a Florida corporation (the "Corporation"). The capital stock of all of the corporations listed below are owned indirectly by the Corporation except for the capital stock of TresCom Network Services, Inc. and INTEX Telecommunications, Inc. which are directly owned. If indented, the corporation listed is a wholly owned subsidiary of the corporation under which it is listed.


                    Name of                                         State of
                  Corporation                                     Incorporation
                  -----------                                     -------------

TresCom Network Services, Inc.                                    Florida

   TresCom U.S.A., Inc. (formerly known as Teracom U.S.A.,        Florida
   Inc.)

   The St. Thomas and San Juan Telephone Company, Inc.            U.S. Virgin
                                                                  Islands

        STSJ Overseas Telephone Company, Inc.                     Puerto Rico

               OTC Network Assets, Inc.                           Puerto Rico

        Puerto Rico Telecom Corporation (formerly known as        New York
        Caribbean Telecommunications, Inc.)

        STSJ Network Assets, Inc.                                 U.S. Virgin
                                                                  Islands

   Global Telephone Holdings, Inc.1                               U.S. Virgin
                                                                  Islands

        Interisland Telephone Corp.                               U.S. Virgin
                                                                  Islands

INTEX Telecommunications, Inc.                                    South Carolina




--------------------

     1 TresCom Network Services, Inc. directly owns 85.1% of Global Telephone Holdings, Inc. and the remaining 14.9% is owned by The St. Thomas and San Juan Telephone Company, Inc. of which TresCom Network Services, Inc. owns 100% of the outstanding shares.